Exhibit 99.1

Cerus Corporation Announces First Quarter 2026 Financial Results

First Quarter 2026 Total Revenue of $59.9 million, Up 23% Over Prior Year; First Quarter 2026 Product Revenue of $53.7 million, Up 24% Over Prior Year

Raising Full Year Product Revenue Guidance Range to $227 million - $231 million, reflecting 10% to 12% year-over-year increase

CONCORD, CA, April 30, 2026 - Cerus Corporation (Nasdaq: CERS) announced today financial results for the first quarter ended March 31, 2026, and provided a business update.

“We delivered a strong start to 2026, with first quarter performance driven by strength across our business, in particular by increasing demand for our INTERCEPT Fibrinogen Complex,” said William “Obi” Greenman, Cerus’ president and chief executive officer. “As a result, we are raising our product revenue guidance for the year. Looking ahead, we have a meaningful catalyst path in 2026, spanning anticipated regulatory, clinical, and pipeline milestones, including ongoing INTERCEPT RBC regulatory review in Europe, the Phase 3 RedeS readout in the U.S., and the planned U.S. PMA submission for our new INT200 illumination device.”

Additional highlights include:

•
First quarter 2026 total revenue comprised of (in millions, except percentages):

	Three Months Ended
	March 31,		Change
	2026	2025	$	%
Product Revenue	$53.7	$43.2	$10.4	24%
Government Contract Revenue	6.2	5.6	0.6	11%
Total Revenue	$59.9	$48.9	$11.0	23%
Numbers may not sum due to rounding. Percentages calculated from unrounded figures.

•
INTERCEPT Fibrinogen Complex (IFC) demand continued to increase, with first quarter volumes – including kits and finished therapeutic doses (measured in FC15* equivalent units) – up approximately 120% compared to the prior year period. First quarter U.S. IFC sales totaled $5.7 million, up from $3.0 million in the prior year period.
•
Signed a new, four-year supply agreement with Établissement Français du Sang (EFS), the French Blood Establishment, for the INTERCEPT Blood System for platelets and plasma, as well as the INT200.
•
Announced Vivek Jayaraman, Cerus’ chief operating officer, will be appointed as president and chief executive officer and as a member of the board of directors, effective July 1, 2026. William “Obi” Greenman will become executive chairman of the board of directors.

•
Cash, cash equivalents, and short-term investments were $80.4 million at March 31, 2026.

Revenue

Product revenue for the first quarter of 2026 was $53.7 million, compared to $43.2 million for the prior year period, representing year-over-year growth of 24%. First quarter growth was primarily driven by the strength of the global platelet franchise as well as increased U.S. IFC sales.

Government contract revenue for the first quarter of 2026 was $6.2 million, compared to $5.6 million during the prior year period. The increase was driven by higher BARDA and Department of Defense related projects offset by the completion of the FDA contract in 2025.

Product Gross Profit & Margin

Product gross profit for the first quarter of 2026 was $27.9 million, compared to $25.4 million, increasing by 10% over the prior year period. Product gross margin for the first quarter of 2026 was 52.0% compared to 58.8% in the same period last year. The year-over-year decrease in gross margin was driven by the favorable prior year impact of a one-time benefit related to the capitalization of inventoriable charges and current period inflationary pressures, unfavorable foreign currency, and tariff impacts.

Operating Expenses

Total operating expenses for the first quarter of 2026 were $34.5 million, compared to $36.9 million for the same period of the prior year, reflecting a year-over-year decline of 7%.

Research and development expenses for the first quarter of 2026 were $14.5 million, compared to $16.6 million for the same period of the prior year, reflecting a 12% decrease. The decrease was primarily driven by lower development costs of INT200 as we approach the planned PMA submission in the U.S. Government funded R&D spending, as a percentage of total R&D expense, increased year-over-year as seen with the higher government contract revenue.

Selling, general and administrative expenses for the first quarter of 2026 totaled $19.9 million, compared to $20.3 million for the same period of the prior year, reflecting a 2% decrease and largely consistent with prior year costs, reflecting our ongoing focus on driving leverage.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the first quarter of 2026 was $1.6 million, or $0.01 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $7.7 million, or $0.04 per basic and diluted share, for the same period of the prior year.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the first quarter of 2026 was $4.0 million, compared to non-GAAP adjusted EBITDA of $0.2 million for the same period of the prior year. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet and Cash Flows

At March 31, 2026, the Company had cash, cash equivalents, and short-term investments of $80.4 million, compared to $82.9 million at December 31, 2025.

As of March 31, 2026, the Company had $65.0 million outstanding on its term loan and $19.9 million drawn on its revolving credit facility. The Company’s revolving line of credit allows for an additional $15.1 million as of March 31, 2026, which is dependent on eligible assets supporting the borrowing base.

For the first quarter of 2026, cash used for operations totaled $3.0 million compared to $0.8 million during the same period of the prior year. Cash used for operations in the first quarter of 2026 was primarily tied to an increase in working capital, including inventory in support of the expected product revenue growth.

Raising 2026 Product Revenue Guidance

The Company now expects full-year 2026 product revenue to be in the range of $227 million to $231 million, reflecting growth of 10% to 12% from 2025. Included in this range is full-year 2026 IFC revenue guidance between $22 million to $24 million. Previously, the Company’s 2026 product revenue guidance range was $224 million to $228 million, including IFC revenue guidance between $20 million to $22 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. ET this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through May 21, 2026.

*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen

Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the U.S. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

Cerus, INTERCEPT and the Cerus logo are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ expectation that full-year 2026 product revenue will be in the range of $227 million to $231 million, including IFC revenue of between $22 million to $24 million; Cerus’ expectation that full-year 2026 product revenue will grow 10% to 12% year over year; Cerus continuing to have access to $15.1 million under its revolving line of credit; Cerus’ anticipated catalyst path in 2026, including ongoing INTERCEPT RBC regulatory review in Europe, the Phase 3 RedeS readout in the U.S., and the planned U.S. PMA submission for Cerus’ new INT200 illumination device; Cerus’ expectations with respect to its new four-year supply agreement with EFS; Cerus’ expectations regarding the transition of the President and Chief Executive Officer role; Cerus’ ability to continue to improve global access to its INTERCEPT technologies; Cerus’ ability to advance its product development programs; the continued commercialization and launch of INT200 and IFC; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System and IFC; the risk that Cerus may not meet its 2026 annual product revenue guidance; the risk that Cerus may not effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation or INT200; the risk that Cerus may not grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contributions resulting from its U.S. and European market agreements; the risk that the U.S. RedeS study may take longer than Cerus expects or may not be completed at all or, if completed, may not demonstrate the safety and/or efficacy of the red blood cell system; risks related to the uncertain and time-consuming development and regulatory process, including the risk that Cerus may be unable to obtain requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all, including the risks that existing clinical data may be insufficient in order to obtain a CE Certificate of Conformity and affix a CE Mark to the red blood cell system and its planned modular premarket approval, or PMA, application for the red blood cell system and/or the INT200 may not be submitted to the FDA on the timeline Cerus anticipates or at all; risks associated with macroeconomic developments, including the ongoing military conflict in Ukraine and the ongoing military conflict involving Iran, the U.S. and Israel, new or increased tariffs and escalating trade tensions, inflation, rising interest rates and foreign exchange volatility and the resulting global economic and financial disruptions; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other healthcare constituencies that pathogen reduction and the INTERCEPT Blood System are safe, effective and economical; risks related to product safety; risks associated with Cerus’ ability to maintain an effective, secure manufacturing supply chain, including risks that (a) Cerus’ supply chain could be negatively impacted as a result of macroeconomic developments, (b) Cerus’ manufacturers could be unable to comply with extensive regulatory agency requirements, and (c) Cerus may be unable to maintain its supply agreements with its third-party suppliers; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; risks associated with the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China and, (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

ir@cerus.com

925-288-6128

Supplemental Tables

Three Months Ended
March 31,
2026 vs. 2025
Platelet Kit Growth
North America	6%
International	25%
Worldwide	10%

Change in Calculated Number of Treatable Platelet Doses
North America	9%
International	26%
Worldwide	13%
Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

Three Months Ended March 31, 2026 vs. 2025
Total IFC* Demand Growth (including kits and finished therapeutic doses)	~120%
*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

CERUS CORPORATION
REVENUE BY REGION
(in thousands, except percentages)

	Three Months Ended
	March 31,		Change
	2026	2025	$	%
North America	$36,756	$30,601	$6,155	20%
Europe, Middle East and Africa	15,679	12,211	3,468	28%
Other	1,226	427	799	187%
Total product revenue	$53,661	$43,239	$10,422	24%

CERUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share data)

	Three Months Ended
	March 31,

	2026	2025
Product revenue	$53,661	$43,239
Cost of product revenue	25,767	17,815
Gross profit on product revenue	27,894	25,424
Government contract revenue	6,232	5,614
Operating expenses:
Research and development	14,532	16,605
Selling, general and administrative	19,948	20,286
Total operating expenses	34,480	36,891
Loss from operations	(354)	(5,853)
Total non-operating expense, net	(1,203)	(1,791)
Loss before income taxes	(1,557)	(7,644)
Provision for income taxes	91	74
Net loss	(1,648)	(7,718)
Net loss attributable to noncontrolling interest	(8)	(1)
Net loss attributable to Cerus Corporation	$(1,640)	$(7,717)
Net loss per share attributable to Cerus Corporation
Basic and diluted	$(0.01)	$(0.04)
Weighted average shares outstanding:
Basic and diluted	194,142	187,066

CERUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,850	$19,961
Short-term investments	52,575	62,918
Accounts receivable, net	29,322	30,374
Current inventories	61,123	56,101
Prepaid and other current assets	4,471	5,030
Total current assets	175,341	174,384
Non-current assets:
Property and equipment, net	9,248	9,204
Operating lease right-of-use assets	9,450	10,124
Goodwill	1,316	1,316
Non-current inventories	15,723	15,143
Other assets and restricted cash	11,830	11,688
Total assets	$222,908	$221,859

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$50,121	$53,279
Debt – current	52,397	43,343
Operating lease liabilities – current	3,144	2,905
Deferred revenue – current	1,721	1,274
Total current liabilities	107,383	100,801
Non-current liabilities:
Debt – non-current	32,434	40,545
Operating lease liabilities – non-current	9,383	10,153
Other non-current liabilities	5,422	5,395
Total liabilities	154,622	156,894
Stockholders' equity:	67,553	64,224
Noncontrolling interest	733	741
Total liabilities and stockholders' equity	$222,908	$221,859

CERUS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2026	2025
Net loss attributable to Cerus Corporation	$(1,640)	$(7,717)

Adjustments to net loss attributable to Cerus Corporation:

Net loss attributable to noncontrolling interest	(8)	(1)
Provision for income taxes	91	74
Total non-operating expense, net (i)	1,203	1,791
Loss from operations	(354)	(5,853)

Adjustments to loss from operations:

Operating depreciation and amortization	1,223	1,015
Government contract revenue (ii)	(6,232)	(5,614)
Direct expenses attributable to government contracts (iii)	4,449	3,971
Share-based compensation (iv)	4,904	6,635
Costs attributable to noncontrolling interest (v)	17	3
Non-GAAP adjusted EBITDA	$4,007	$157

i. Includes interest income/expense and foreign exchange gains/losses.
ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.
v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.